Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 31, 2020, Liberty Oilfield Services Inc. (the “Company”), Liberty Oilfield Services New HoldCo LLC (“US Buyer”), and LOS Canada Operations Inc (“Canadian Buyer”), acquired the onshore hydraulic fracturing business (including the pressure pumping, pumpdown perforating, and Permian frac sand businesses (“OneStim”)) of Schlumberger Technology Corporation (“Schlumberger US”) and Schlumberger Canada Limited (“Schlumberger Canada” and, together with Schlumberger US, the “Schlumberger Parties”) (the “OneStim Acquisition”).

The following unaudited pro forma statements combine the historical financial statements of the Company and OneStim after giving effect to (a) pre-closing restructuring and other related matters in connection with the OneStim Acquisition, and (b) the OneStim Acquisition using the acquisition method of accounting for business combinations and incorporating preliminary estimates, assumptions and pro forma adjustments as described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet gives effect to the OneStim Acquisition as if it had occurred on September 30, 2020. The unaudited pro forma condensed combined statements of operations give effect to the OneStim Acquisition as if it had occurred on January 1, 2019.

The unaudited pro forma condensed combined financial statements were prepared using: (a) the Company’s consolidated financial statements as of and for the year ended December 31, 2019, as included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2020; (b) the historical combined financial statements of OneStim as of and for the year ended December 31, 2019, as included in this Current Report on Form 8-K/A; (c) the Company’s unaudited consolidated financial statements as of and for the nine months ended September 30, 2020, as included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on October 30, 2020; and (d) the unaudited historical combined financial statements of OneStim as of and for the nine months ended September 30, 2020, as included in this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial statements are presented to reflect the OneStim Acquisition and do not represent what the Company’s results of operations or financial position would actually have been had the OneStim Acquisition occurred on the dates noted above, or project the Company’s results of operations or financial position for any future periods. The unaudited pro forma condensed combined financial statements are intended to provide information about the continuing impact of the OneStim Acquisition as if it had been consummated earlier. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on the Company’s results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial statements have been made. Certain of OneStim’s historical amounts have been reclassified to conform to the financial statement presentation of the Company.

The pro forma adjustments reflect various elements of the OneStim Acquisition and pre-closing restructuring transactions associated therewith. Additionally, these adjustments reflect the removal of certain of the assets and liabilities of the Schlumberger Parties are to be retained by the Schlumberger Parties at the closing of the OneStim Acquisition, including those related to certain sand mines and related facilities, leases of certain facilities, equipment and other assets and certain supply contracts. Certain expenses reflected in the historical combined financial statements of OneStim are an allocation of corporate expenses from other Schlumberger Limited (“Schlumberger”) affiliates. These expenses include, but are not limited to, centralized Schlumberger support functions such as corporate executive management, human resources, finance, information technology, facilities, and legal, among others. The actual costs that may have been incurred if OneStim had operated as a standalone company would be dependent on a number of factors and the Company has made certain adjustments to such costs as described below. As such, the historical combined financial statements of OneStim do not necessarily reflect the financial position and results of operations that would have resulted if it had operated as a standalone company during the periods presented.

The Company is developing a plan to integrate the operations of the Company and OneStim after the OneStim Acquisition. In connection with that plan, management anticipates that certain non-recurring charges, such as operational relocation expenses, employee severance costs, field equipment upgrading and standardization, product rebranding and consulting expenses, will be incurred in connection with this integration. Management cannot identify the timing, nature and amount of such charges as of the date of this filing. However, any such charge could affect the future results of the post-acquisition company in the period in which such charges are incurred. The unaudited pro forma condensed combined financial statements do not include the effects of the costs associated with any restructuring or other integration activities resulting from the OneStim Acquisition. The unaudited pro forma condensed combined financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities might result from the OneStim Acquisition, however, management’s estimates of certain cost savings to be realized following closing of the OneStim Acquisition are presented in note 5 to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes, which describe the assumptions and estimates underlying the adjustments set forth therein. Those assumptions, estimates, and related adjustments are based on information available at the time of this filing and, accordingly, the actual financial condition or performance of the Company following the OneStim Acquisition in periods subsequent to the OneStim Acquisition may differ materially from that which is reflected in the unaudited pro forma condensed combined financial statements.

Liberty Oilfield Services Inc.

Pro Forma Condensed Combined Balance Sheet

As of September 30, 2020

(Unaudited)

	Historical		Pro Forma
	Company	OneStim Combined	Transferred Business Adjustments	Transaction Accounting Adjustments		Pro Forma
	(a)	(b)	(c)
	(in thousands)
Current assets:
Cash and cash equivalents	$84,819	$—	$—	$—		$84,819
Accounts and notes receivable	106,311	119,000	(2,000)	—		223,311
Unbilled revenue	38,094	—	—	—		38,094
Inventory	76,989	35,000	(3,000)	1,274	(d)	110,263
Prepaid and other current assets	31,431	17,000	(8,000)	59,283	(e)	99,714

Total current assets	337,644	171,000	(13,000)	60,557		556,201

Property and equipment, net	582,865	283,000	(12,000)	288,715	(f)	1,142,580
Other assets	29,188	1,000	(1,000)	54,000	(g)	83,188
Finance lease right-of-use assets	31,292	—	—	—		31,292
Operating lease right-of-use assets	77,758	19,000	(19,000)	—		77,758
Deferred taxes	—	264,000	—	(264,000	)(h)	—

Total assets	$1,058,747	$738,000	$(45,000)	$139,272		$1,891,019

Current liabilities:
Accounts payable	$70,009	$137,000	$1,200	$—		$208,209
Accrued liabilities	54,027	180,000	(172,600)	2,850	(i)	64,277
Current portion of long-term debt, net of discount	358	—	—	—		358
Current portion of finance lease liabilities	20,133	—	—	—		20,133
Current portion of operating lease liabilities	21,488	102,000	(102,000)	—		21,488

Total current liabilities	166,015	419,000	(273,400)	2,850		314,465
Long-term liabilities:
Long-term debt, net of discount, less current portion	105,504	—	—	—		105,504
Deferred tax liability	2,673	—	—	—		2,673
Payable pursuant to tax receivable agreements, including payables to related parties	47,512	—	—	—		47,512
Noncurrent portion of finance lease liabilities	6,501	—	—	—		6,501
Noncurrent portion of operating lease liabilities	54,247	173,000	(173,000)	—		54,247
Other liabilities	—	294,000	(294,000)	—		—

Total liabilities	382,452	886,000	(740,400)	2,850		530,902
Commitments & contingencies
Equity:
Parent’s net investment	—	(148,000)	695,400	(547,400	)(j)	—
Class A common stock	859	—	—	663	(k)	1,522
Class B common stock	271	—	—	—		271
Additional paid in capital	446,155	—	—	643,323	(k),(l)	1,089,478
Retained earnings	60,317	—	—	—		60,317

Total stockholders’ equity	507,602	(148,000)	695,400	96,586		1,151,588
Non-controlling interest	168,693	—	—	39,836	(l)	208,529

Total equity	676,295	(148,000)	695,400	136,422		1,360,117

Total liabilities and equity	$1,058,747	$738,000	$(45,000)	$139,272		$1,891,019

Liberty Oilfield Services Inc.

Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2020

(Unaudited)

	Historical		Pro Forma
	Company	OneStim Combined	Transferred Business Adjustments	Transaction Accounting Adjustments		Pro Forma
	(a)	(b)	(c)
	(in thousands, except per share data)
Revenue:
Revenue	$708,201	$959,000	$(7,000)	$—		$1,660,201
Operating costs and expenses:
Cost of services (exclusive of depreciation and amortization shown separately below)	621,471	933,366	(9,000)	—		1,545,837
General and administrative	65,484	97,000	—	—		162,484
Severance and related costs	10,166	—	—	—		10,166
Depreciation and amortization	134,258	67,634	—	(1,398	)(d)	200,494
Loss (gain) on disposal of assets	(520)	(20,000)	—	—		(20,520)
Research and engineering	—	4,000	—	—		4,000
Impairments and other	—	942,000	—	—		942,000

Total operating costs and expenses	830,859	2,024,000	(9,000)	(1,398)		2,844,461

Operating (loss) income	(122,658)	(1,065,000)	2,000	1,398		(1,184,260)
Other (income) and expense:
Interest expense, net	10,859	10,000	(10,000)	—		10,859

Net (loss) income before income taxes	(133,517)	(1,075,000)	12,000	1,398		(1,195,119)
Income tax expense (benefit)	(21,074)	(247,000)	—	36,025	(e)	(232,049)

Net (loss) income	(112,443)	(828,000)	12,000	(34,627)		(963,070)
Less: Net (loss) income attributable to non-controlling interests	(33,890)	—	—	(159,379	)(f)	(193,269)

Net (loss) income attributable to Liberty Oilfield Services Inc. stockholders	$(78,553)	$(828,000)	$12,000	$124,752		$(769,801)

Net income (loss) attributable to Liberty Oilfield Services Inc. stockholders per common share:
Basic	$(0.94)					$(5.14	)(g)
Diluted	$(0.94)					$(5.14	)(g)
Weighted average common shares outstanding:
Basic	83,299			66,326	(g)	149,625
Diluted	83,299			66,326	(g)	149,625

Liberty Oilfield Services Inc.

Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2019

(Unaudited)

	Historical		Pro Forma
	Company	OneStim Combined	Transferred Business Adjustments	Transaction Accounting Adjustments		Pro Forma
	(a)	(b)	(c)
	(in thousands, except per share data)
Revenue:
Revenue	$1,990,346	$3,212,000	$(28,000)	$—		$5,174,346
Operating costs and expenses:
Cost of services (exclusive of depreciation and amortization shown separately below)	1,621,180	2,754,000	(27,000)	—		4,348,180
General and administrative	97,589	176,000	—	—		273,589
Depreciation and amortization	165,379	281,000	—	(192,685	)(d)	253,694
Loss (gain) on disposal of assets	2,601	(15,000)	—	—		(12,399)
Research and engineering	—	20,000	—	—		20,000
Impairments and other	—	1,588,000	—	—		1,588,000

Total operating costs and expenses	1,886,749	4,804,000	(27,000)	(192,685)		6,471,064

Operating income (loss)	103,597	(1,592,000)	(1,000)	192,685		(1,296,718)
Other (income) and expense:
Interest expense, net	14,681	13,000	(13,000)	—		14,681

Net income (loss) before income taxes	88,916	(1,605,000)	12,000	192,685		(1,311,399)
Income tax expense (benefit)	14,052	(353,000)	—	101,323	(e)	(237,625)

Net income (loss)	74,864	(1,252,000)	12,000	91,362		(1,073,774)
Less: Net income (loss) attributable to non-controlling interests	35,861	—	—	(320,783	)(f)	(284,922)

Net income (loss) attributable to Liberty Oilfield Services Inc. stockholders	$39,003	$(1,252,000)	$12,000	$412,145		$(788,852)

Net income (loss) attributable to Liberty Oilfield Services Inc. stockholders per common share:
Basic	$0.54					$(5.69	)(g)
Diluted	$0.53					$(5.69	)(g)
Weighted average common shares outstanding:
Basic	72,334			66,326	(g)	138,660
Diluted	105,256			33,404	(g)	138,660

Liberty Oilfield Services Inc.

Notes to Pro Forma Condensed Combined Financial Statements

(Unaudited)

1. Description of the Acquisition

On August 31, 2020, the Company, US Buyer, Canadian Buyer and the Schlumberger Parties entered into that certain Transaction Agreement (the “Transaction Agreement”), pursuant to which the Company agreed to acquire OneStim in exchange for the 57,377,232 shares (the “Schlumberger US Consideration”) of Class A common stock, par value $0.01 per share, of the Company (“Class A Common Stock”) and an unsecured, non-interest bearing demand promissory note (the “Canadian Buyer Note”). On December 31, 2020, the Company and the Schlumberger Parties completed the OneStim Acquisition. The Canadian Buyer Note was satisfied in 8,948,902 shares of Class A Common Stock, and the Schlumberger Parties collectively own 37.0% of the Company as of August 31, 2020, on a pro forma basis.

2. Basis of Presentation

The unaudited pro forma condensed combined financial statements have been derived from the historical consolidated financial statements of the Company and the historical combined financial statements of OneStim. Certain OneStim historical amounts have been reclassified to conform to the Company’s financial statement presentation. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives effect to the OneStim Acquisition as if it had been completed on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020 give effect to the OneStim Acquisition as if it had been completed on January 1, 2019.

The pro forma condensed combined financial statements have been prepared in accordance with Article 11 of Regulation S-X. In addition, the acquisition method of accounting for business combinations was used in accordance with ASC 805, Business Combinations, with the Company treated as the acquirer. Under the acquisition method of accounting, the fair value of the purchase consideration, consisting of the Schlumberger US Consideration and the Canadian Buyer Note, is determined as of December 31, 2020. The purchase price was allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with any excess purchase price allocated to goodwill. The pro forma purchase price allocation was based on the fair value of the Schlumberger US Consideration and, the Canadian Buyer Note, in each case, as of December 31, 2020, and estimates of the fair values of the tangible and intangible assets and liabilities related to OneStim. In arriving at the estimated fair values, the Company has considered the estimates of independent valuation professionals, which were based on preliminary and limited reviews of the assets related to the OneStim business. Differences between these preliminary estimates and the final acquisition accounting may have a material impact on the accompanying pro forma financial statements and the post-acquisition company’s future results of operations and financial position.

The pro forma condensed combined financial statements do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the OneStim Acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

3. Preliminary Purchase Price Allocation

The following is a preliminary estimate of the purchase price for the OneStim Acquisition (in thousands):

66,326,134 Company Class A common shares issued to the Schlumberger Parties, representing a 37.0% ownership interest subsequent to the closing of the OneStim Acquisition, valued using the closing market price per share on December 31, 2020 of $10.31 per share	$683,822
Working capital adjustment	(51,283)
True-Up Closing Payment	(8,000)

Total estimated purchase price	$624,539

Liberty Oilfield Services Inc.

Notes to Pro Forma Condensed Combined Financial Statements (continued)

(Unaudited)

The following is a preliminary estimate of the purchase price allocation (in thousands):

Current assets	$159,274
Property and equipment	559,715
Other long-term assets	54,000
Current liabilities	(148,450)
Other long-term liabilities	—

Total estimated purchase price	$624,539

The preliminary purchase price allocation is based on a preliminary assessment of the fair values of the assets acquired and liabilities assumed as of September 30, 2020.

4. Pro Forma Adjustments and Assumptions

The adjustments are based on currently available information, which is directly attributable, factually supportable and, with respect to the statements of operations, has a continuing impact; as well as certain assumptions the Company believes are reasonable. The actual effects of the OneStim Acquisition may differ from the pro forma adjustments. A general description of the adjustments is provided as follows:

Pro Forma Adjustments to the Condensed Combined Balance Sheet as of September 30, 2020:

a.	Represents the Company’s historical consolidated balance sheet as of September 30, 2020.

b.	Represents OneStim’s historical combined balance sheet as of September 30, 2020.

c.

Represents adjustments to OneStim’s historical balance sheet to remove assets not acquired and liabilities not assumed by the Company in the OneStim Acquisition in accordance with the Transaction Agreement. The Company did not acquire certain OneStim proppant mines and equipment and certain facilities used by Schlumberger. Additionally, the Company will not assume certain supply contract agreements and related liabilities.

d.	Represents adjustments to reflect inventory at estimated fair value in conformity with the Company’s accounting policies.

e.

Represents the cash payment payable to the Company to the extent the net working capital, as defined in the Transaction Agreement, of OneStim at closing is less than $54.6 million, as well as the True-Up Closing Payment related to the estimated costs to bring certain assets to Green Tag status of $8.0 million. Since the final determination of the working capital settlement has not yet been determined, it is included in other current assets on the pro forma condensed combined balance sheet.

f.

Represents the $288.7 million increase in the property and equipment acquired to adjust the historical book values to the preliminary fair value of $559.7 million. The final purchase price allocations may materially differ from the preliminary estimates presented therein.

g.

Represents the identifiable intangible assets preliminary fair value of $54.0 million. The intangible assets are comprised of patents which are expected to have weighted average useful life of 5 years.

h.	Eliminates the historical OneStim deferred tax asset, recognized based on the difference between the carrying amounts of OneStim’s assets and liabilities under GAAP and their respective tax bases.

i.

Represents a $2.9 million obligation for the Company to reimburse Schlumberger for a portion of certain costs incurred by Schlumberger in connection with the transaction in accordance with an Employee Matters Agreement.

j.	Represents the elimination of OneStim’s historical equity balances in accordance with the acquisition method of accounting.

Liberty Oilfield Services Inc.

Notes to Pro Forma Condensed Combined Financial Statements (continued)

(Unaudited)

k.

Represents the issuance of 66,326,134 shares of Class A Common Stock at a price of $10.31 per share, par value of $0.01 (the “Share Consideration”), to the Schlumberger Parties in consideration for the OneStim Acquisition.

l.

Represents the adjustment to non-controlling interest and additional paid in capital to give effect to the dilution of the non-controlling interest ownership in the historical equity of US Buyer and recognition of the non-controlling interest share of the new equity value in US Buyer as a result of the OneStim Acquisition.

Pro Forma Adjustments to the Condensed Combined Statement of Operations for the nine months ended September 30, 2020:

a.	Represents the Company’s historical consolidated statement of operations for the nine months ended September 30, 2020.

b.	Represents OneStim’s historical combined statement of operations for the nine months ended September 30, 2020.

c.	Represents adjustments to OneStim’s historical combined statement of operations to remove the effects of assets not acquired and liabilities not assumed by the Company in the OneStim Acquisition.

d.

Represents the depreciation and amortization expense based on the estimated fair values of the OneStim property and equipment and identifiable intangibles acquired, offset by the elimination of OneStim’s historical depreciation and amortization expense (in thousands).

Depreciation expense related to the fair value of OneStim property and equipment acquired with estimated useful lives ranging from 4 to 30 years	$58,136
Amortization expense related to the fair value adjustment of OneStim intangible assets acquired with an estimated weighted average useful life of 5 years	8,100
Elimination of OneStim historical depreciation and amortization expense	(67,634)

Pro forma adjustment to depreciation and amortization	$(1,398)

e.

Represents the income tax effect of pro forma adjustments presented. The pro forma income tax adjustments were estimated using a combined U.S. federal and state statutory rate of 23.0%, before the effect of non-controlling interests, and 24% for Canada for the nine months ended September 30, 2020. The effective rate of the post-acquisition company could be significantly different (either higher or lower) depending on post-merger activities.

f.

Represents the impact of the issuance of the Share Consideration to the Schlumberger Parties on the allocation of pro forma net loss between non-controlling interests and Liberty Oilfield Services Inc. stockholders.

g.

Represents the issuance of the Share Consideration to the Schlumberger Parties, and the resulting basic and diluted loss per share based on the pro forma net loss and the weighted average shares of Class A Common Stock outstanding.

Pro Forma Adjustments to the Condensed Combined Statement of Operations for the year ended December 31, 2019:

a.	Represents Liberty’s historical consolidated statement of operations for the year ended December 31, 2019.

b.	Represents OneStim’s historical combined statement of operations for the year ended December 31, 2019.

c.	Represents adjustments to OneStim’s historical combined statement of operations to remove the effects of assets not acquired and liabilities not assumed by the Company in the OneStim Acquisition.

Liberty Oilfield Services Inc.

Notes to Pro Forma Condensed Combined Financial Statements (continued)

(Unaudited)

d.

Represents the depreciation and amortization expense based on the estimated fair values of the OneStim property and equipment and identifiable intangibles acquired offset by the elimination of OneStim’s historical depreciation and amortization expense (in thousands).

Depreciation expense related to the fair value of OneStim property and equipment acquired with estimated weighted average useful lives ranging from 4 to 30 years	$77,515
Amortization expense related to the fair value adjustment of OneStim intangible assets acquired with an estimated useful life of 5 years	10,800
Elimination of OneStim historical depreciation and amortization expense	(281,000)

Pro forma adjustment to depreciation and amortization	$(192,685)

e.

Represents the income tax effect of pro forma adjustments presented. The pro forma income tax adjustments were estimated using a combined U.S. federal and state statutory rate of 23.0%, before the effect of non-controlling interests, and 24.5% for Canada for the year ended December 31, 2019. The effective rate of the post-acquisition company could be significantly different (either higher or lower) depending on post-merger activities.

f.

Represents the impact of the issuance of the Share Consideration to the Schlumberger Parties on the allocation of pro forma net loss between non-controlling interests and Liberty Oilfield Services Inc. stockholders.

g.

Represents the issuance of the Share Consideration to the Schlumberger Parties, and the resulting basic and diluted loss per share based on the pro forma net loss and the weighted average shares of Class A Common Stock outstanding. The net change in weighted average common shares outstanding for the diluted loss per share calculation reflects the Share Consideration, partially offset by the elimination of potential common stock due to the movement from net income to net loss resulting from the effects of the pro forma adjustments.

Liberty Oilfield Services Inc.

Notes to Pro Forma Condensed Combined Financial Statements (continued)

(Unaudited)

5. Management’s Adjustments

Management expects that, following completion of the OneStim Acquisition, the post-acquisition company will realize certain cost savings as compared to the historical combined costs of the Company and OneStim operating independently. Such cost savings, which result from the elimination of duplicate costs and the manner in which the post-acquisition company will be integrated and managed prospectively are not reflected in the unaudited pro forma condensed combined statements of operations. Management estimates that, had the OneStim Acquisition been completed as of January 1, 2019, corporate level expenses of approximately $125.0 million for the year ended December 31, 2019 and $59.5 million for the nine months ended September 30, 2020 reflected in the historical combined financial statements of OneStim would not have been incurred. These expenses primarily relate to certain centralized IT, finance, management and other services. The following tables present the estimated effects on the pro forma condensed combined statements of operations from elimination of the identified corporate level expenses:

	Nine Months Ended September 30, 2020
	Amounts presented on statement of operations	Management Adjustments	As Adjusted
General and administrative	$162,484	$(59,500)	$102,984
Net income (loss) before income taxes	$(1,195,119)	$59,500	$(1,135,619)
Net income (loss)	$(963,070)	$48,049	$(915,021)
Net income (loss) attributable to Liberty Oilfield Services Inc. stockholders	$(769,801)	$38,331	$(731,470)
Net income (loss) attributable to Liberty Oilfield Services Inc. stockholders per common share:
Basic	$(5.14)	$0.25	$(4.89)
Diluted	$(5.14)	$0.25	$(4.89)

	Year Ended December 31, 2019
	Amounts presented on statement of operations	Management Adjustments	As Adjusted
General and administrative	$273,589	$(125,000)	$148,589
Net income (loss) before income taxes	$(1,311,399)	$125,000	$(1,186,399)
Net income (loss)	$(1,073,774)	$102,630	$(971,144)
Net income (loss) attributable to Liberty Oilfield Services Inc. stockholders	$(788,852)	$74,888	$(713,964)
Net income (loss) attributable to Liberty Oilfield Services Inc. stockholders per common share:
Basic	$(5.69)	$0.54	$(5.15)
Diluted	$(5.69)	$0.54	$(5.15)

The Company and OneStim have both historically incurred certain field level general and administrative expenses and management does not expect an increase in the level of those expenses following completion of the OneStim Acquisition as compared to the historical combined costs of the Company and OneStim operating independently, as reflected in the unaudited pro forma condensed combined statements of operations.

Management believes there will be opportunity to reduce field level operating and administrative expenses as compared to the historical combined expenses of the Company and OneStim operating independently; however, the timing, nature and amount of such expenses continue to be evaluated.